UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2010

HealthStream, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-27701	621443555
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 10th Ave. South, Suite 450, Nashville, Tennessee		37203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-301-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 23, 2010, HealthStream, Inc. (the "Company") issued a press release announcing results of operations for the fourth quarter and full year ended December 31, 2009, and guidance for the full year 2010, the text of which is set forth in Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2010, an executive officer of the Company was informed that James F. Daniell, M.D., a director of the Company, does not intend to stand for re-election to the Company's Board of Directors when his term expires at the Company’s 2010 Annual Meeting of Shareholders. Dr. Daniell will continue to serve as a director until that time. Dr. Daniell’s decision is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Dr. Daniell has served as a director of the Company since 1995.

Item 7.01 Regulation FD Disclosure.

On February 23, 2010, the Company issued a press release announcing results of operations for the fourth quarter and full year ended December 31, 2009, and guidance for the full year 2010, the text of which is set forth in Exhibit 99.1.

Item 8.01 Other Events.

On February 23, 2010, the Company issued a press release announcing that its Board of Directors approved a share repurchase program authorizing the company to repurchase up to $4,000,000 of its outstanding common stock, the text of which is set forth in Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated February 23, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthStream, Inc.

February 23, 2010	By:	Gerard M. Hayden, Jr.

Name: Gerard M. Hayden, Jr.
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 23, 2010.